                     U.S. Securities and Exchange Commission
                             Washington, D.C.  20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


/x/  Filed by the Registrant
/ /  Filed by a Party other than the registrant


Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to Paragraph 240.14a-11(c) or Paragraph 240.14a-12


                           SOLIGEN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to the Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

Soligen Technologies, Inc.
19408 Londelius Street
Northridge, CA  91324
JUNE 16, 1996



Dear Shareholder:
Our 1996 Annual Meeting of Shareholders will be held on Monday, July 29th, 1996 at 11:00 a.m. Pacific Daylight Savings Time at the Chatsworth Hotel, located at the following address:

     Chatsworth Hotel
     9777 Topanga Canyon Blvd.
     Chatsworth, CA  91311

Enclosed are a Notice of Meeting, the Proxy Statement, the proxy card, and a copy of the Annual Report to Shareholders for the fiscal year ended March 31, 1996. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, I urge you to please sign and return the enclosed proxy card promptly. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. Thank you very much.


Sincerely,
Soligen technologies, Inc.
/s/Yehoram Uziel
President, CEO, CFO, Director and Chairman of the Board

SOLIGEN TECHNOLOGIES, INC.
19408 LONDELIUS STREET
NORTHRIDGE, CA  91324

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 29, 1996

TO ALL SHAREHOLDERS OF SOLIGEN TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of SOLIGEN TECHNOLOGIES, INC. (the "Company") will be held on Monday July 29, 1996 at 11:00 a.m. Pacific Daylight Savings Time at the Chatsworth Hotel, located at 9777 Topanga Canyon Blvd., Chatsworth, California 91311 U.S.A. The purposes of the Annual Meeting will be:

1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal 1);

2. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending March 31, 1997 (Proposal 2);

3. To transact any other business which may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 12, 1996 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE THE PROXY ANY TIME PRIOR TO ITS USE. A pre-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS



/s/Yehoram Uziel
President, CEO, CFO, Director and Chairman of the Board

June 16, 1996

SOLIGEN TECHNOLOGIES, INC.
19408 LONDELIUS STREET
NORTHRIDGE, CA   91324

                                 PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting, and proxy/voting instruction card (the "Proxy Card") are being furnished to the holders (collectively, the "Shareholders") of the common stock (the "Common Stock") of Soligen Technologies, Inc. (the "Company"), a Wyoming corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1996 Annual Meeting of Shareholders to be held at the Chatsworth Hotel, located at 9777 Topanga Canyon Blvd., Chatsworth, CA 91311 on Monday, July 29, 1996 at 11:00 a.m. Pacific Daylight Savings Time, and any adjournment thereof (the "Meeting").

     Only Shareholders of record at the close of business on June 12, 1996 will be entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying materials are being mailed on or about June 16, 1996 to all Shareholders entitled to notice of and to vote at the Meeting. The Annual Report of the Company for the fiscal year ended March 31, 1996 was mailed to Shareholders of record prior to or together with the mailing of this Proxy Statement. Shareholders who did not receive a copy of the Annual Report with this Proxy Statement may obtain a copy at no charge by writing to or calling Sheri A. Conaway, Manager, Financial Planning and Reporting, at the Company's principal executive office. The address and phone number of the Company's principal executive office is:

                             19408 Londelius Street
                       Northridge, California  91324  USA
                               Phone 818/718-1221

     The Common Stock constitutes the only class of securities of the Company entitled to notice of, and to vote at, the Meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled at the close of business on June 12, 1996, the record date set by the Board of Directors for determining the Shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. On that date, there were 29,738,330 shares of Common Stock outstanding and entitled to vote.

     The two persons named as proxies on the enclosed Proxy Card, Yehoram Uziel and Charles W. Lewis, were designated by the Board of Directors of the Company. All properly executed Proxy Cards will be voted (except to the extent that authority to vote has been withheld or revoked) and where a choice has been specified by the Shareholder as provided in the Proxy Card, it will be voted in accordance with the specification so made. Shares represented by Proxy Cards submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors and FOR Proposal No. 2 to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending March 31, 1997. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, either by written notice filed with the Secretary or the acting secretary of the Meeting or by oral notice given by the Shareholder to the presiding officer during the Meeting. Any Shareholder who has executed a Proxy Card but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid Proxy Cards in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Meeting. If a quorum is present at the Meeting: (i) the four nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors; (ii) Proposal No. 2 to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending March 31, 1997 will be approved if the number of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal which are voted in favor of the proposal exceeds the number of shares which are voted against it.; Shareholders do not have the right to cumulate their votes in an election of directors.

     With respect to the election of directors, directors are elected by a plurality of the votes cast, and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon..

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitation by the directors, officers or employees of the Company, who will not be compensated for any such solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Company's Common Stock.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     In accordance with the Company's Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at four. Directors are elected on an annual basis, and each director is to serve until the next annual meeting of Shareholders or until his or her successor is duly elected and qualified.

     The Board of Directors has nominated each of the persons named below to be elected to serve as a director:

               Yehoram Uziel
               Dr. Mark W. Dowley
               Patrick J. Lavelle
               Darryl J. Yea

     Shares of Common Stock represented by the Proxy Cards will be voted FORfor the election to the Board of Directors of the nominees named above unless authority to vote for a particular director or directors has been withheld in the Proxy Card. All of the nominees named above have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees named above will be unable to serve as a director. In the event of the death or unavailability of any of the nominees named above, the proxy holders will have discretionary authority under the Proxy Card to vote for a suitable substitution nominee as the Board of Directors may recommend.
Proxies may not be voted for more than four (4) nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF YEHORAM UZIEL, DR. MARK W. DOWLEY, PATRICK J. LAVELLE, AND DARRYL J. YEA AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH SUCH NOMINEE UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL NO. 2: SELECTION OF AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1997. This selection is being submitted for ratification by the Shareholders at the Meeting. If not ratified, this selection will be reconsidered by the Board of Directors, although the Board of Directors will not be required to select different independent auditors for the Company. In the absence of contrary specifications, the shares represented by the Proxy Cards will be voted FOR the following resolution ratifying the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending March 31, 1997:

          RESOLVED, that the shareholders of Soligen Technologies, Inc. (the "Company") hereby ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending March 31, 1997.

     Representatives of Arthur Andersen are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from Shareholders. Neither Arthur Andersen LLP nor any partner thereof has any direct financial interest in the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of June 12, 1996, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i.) each director, (ii.) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as at the end of the last fiscal year whose total annual salary and bonus for such fiscal year exceeded $100,000, and any ex-officers for whom disclosure under this item (ii.) would have been provided except for the fact that the individual was not serving as executive officer at the end of such fiscal year (hereinafter referred to as the "named executive officers"), (iii.) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, and (iv.) all executive officers and directors of the Company as a group.

   Name and Address of      Amount and Nature of          Percent of Class (1)
Beneficial Owner           Beneficial Ownership

Yehoram Uziel                      9,503,9749,483,874     (2)
32%
19408 Londelius Street
Northridge, CA  91324
Adam L. Cohen
19408 Londelius Street
Northridge, CA  91324
2%
Charles W. Lewis                   2,269,930  (2)                 88%
19408 Londelius Street
Northridge, CA  91324

Dr. Mark W. Dowley                   267,500  (4) 155,000              1%
3281 Scott Blvd.
Santa Clara, CA  95054

Patrick J. Lavelle                    10,000  (5)Nil                   0%
131 Bloor St. West, Suite 815
Toronto, Ontario, Canada  M5S 1S3

Darryl J. Yea                        674,200  628,300(3)                    2%
750 West Pender St., Suite 1600
Vancouver, B.C., Canada  V6C 2T8

All executive officers and directors
as a group (86 persons)            12,863,104  (6)13,133,300               4344%



  (1) Based on 29,738,330 total shares issued and outstanding plus options and warrants exerciseable within 60 days of the date of this Proxy Statement by individual beneficial owner..

  (2) On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation ("Soligen"), in a reverse acquisition transaction (the "Acquisition"). Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen in consideration of the issuance of 13,000,000 shares of the Company's Common Stock to the former shareholders of Soligen, consisting of 3,250,000 pooled shares and 9,750,000 escrow shares allocated as follows:

     Name of Recipient   Pooled Shares          Escrow Shares         Total

     Yehoram Uziel       1,923,821                5,771,4647,560,053
     7,695,2859,483,874
     Adam Cohen            596,196                     1,788,589
     2,384,785    596,196
     Charles Lewis         567,483                1,702,447        2,269,930
     MIT                   162,500                  487,500          650,000

     Total               3,250,000                9,750,000       13,000,000

     In addition, Chelsea Capital Corporation is the holder of 375,000 shares which were issued prior to the Acquisition but which are held in escrow subject to the terms of the Escrow Agreement.

     The pooled shares were issued at a deemed price of $0.23 Cdn. per share, and the escrow shares were issued at a price of $0.01 Cdn. per share. The full subscription price for the pooled and escrow shares was paid by way of the value ascribed to Soligen's shares, all of which were acquired by the Company.

     The pooled shares are subject to the terms of a Pooling Agreement and the escrow shares are held subject to the terms of an Escrow Agreement. Under the terms of the pooling agreement, 20% of the pooled shares are to be released pro rata amongst the pooling shareholders on April 14 of each year, beginning in 1994 until all pooled shares have been released. On March 17, 1996, Adam Cohen resigned as the Company's Vice-President of Engineering. In connection with Mr. Cohen's resignation, the pooling agreement was modified to permit the release of all pooled shares beneficially owned by Mr. Cohen. Going forward, 20% of the pooled shares are to be released pro rata amongst the remaining pooling shareholders on April 14 of each year hereafter until all pooled shares have been released. The pooling agreement does not restrict the voting of the pooled shares in any manner. all of the pooled shares were held by the Company's registrar and transfer agent until April 14, 1994, at which time 20% of the pooled shares were released pro rata amongst the pooling shareholders. On April 14, 1995, an additional 20% of the pooled shares were released pro rata among the pooling shareholders. On May---, 1996, an additional 20% of the pooled shares were released pro rata among the pooling shareholders. The balance of the pooled shares will be released pro rata as to 20% of the original balance on each anniversary of the initial release until all are released on April 14, 1998. The pooling agreement does not restrict the voting of the pooled shares in any manner. On March 17, , 1996 Adam Cohen's resigned his position as Vice President of Engineering for the Company. All of the escrow shares previously held by Mr. Cohen are now beneficially owned by Yehoram Uziel.

     The terms and conditions of the Escrow Agreement are prescribed by the policies of the British Columbia Securities Commission and were issued under its Local Policy 3-07. which permits the issuance of common shares to officers and directors of a company at $0.01 Cdn. per share in order to provide them with both a reasonable assurance of voting control of the company during its early stage of development and an incentive to see the company succeed.

     The escrow shares are held by the Company's registrar and transfer agent pursuant to the terms of thean earn out Escrow Agreement which permits the release of one escrow share for each $0.41 Cdn. in net "cash flow" (as defined in the Escrow Agreement) earned by the Company during the period beginning November 1, 1992 and ending October 31, 1997. Under the terms of the Escrow Agreement, if the Company earns net "cumulative cash flow" (as defined in the Escrow Agreement) of approximately Cdn. $4,000,000 or U.S. $3,050,000 during the five year earn out period, all of the escrow shares will be "earned out" and thereby released from escrow. Any shares not released from escrow at the end of the five year earn out period will be canceled.

     The Escrow Agreement provides that the escrow shares will not be traded in, dealt with in any manner whatsoever or released, nor may the Company, its transfer agent or the escrow shareholder make any transfer or record any trading in such shares without the consent of the Vancouver Stock Exchange. In addition, the Escrow Agreement provides that the escrow shares may not be voted on a resolution to cancel any of the escrow shares. Subject to this exception, the escrow shares have no voting restrictions. The Escrow Agreement also provides that the escrow shares may not participate in the assets and property of the Company on a winding up or dissolution of the Company.

     In connection with Mr. Cohen's resignation, the Vancouver Stock Exchange consented to Yehoram Uziel's purchase of all of Mr. Cohen's escrow shares, which purchase was consummated on May 30, 1996.

     Beneficial ownership for Mr. Uziel also includes warrants to purchase 10,000 common shares which are exercisable within 60 days from the date of this Proxy statement.
     In connection with the Acquisition, the former shareholders of Soligen acquired 55% of the Common Stock of the Company in consideration of all of the issued and outstanding shares of capital stock of Soligen. As a result, the former shareholders of Soligen assumed control of the Company from former shareholders, including W.A.T. Capital Corporation, William A. Trimble, Graham Lee, Danielle Oliver, and Fraser Martin.


  (3) Includes options to purchase 119,00073,100 common shares which are exercisable within 60 days from the date of this Proxy Statement. 555,200 of the shares shown are owned by Chelsea Capital Corporation ("Chelsea"), a private British Columbia corporation which is owned 50% by Darryl J. Yea. 375,000 of these shares are held in escrow subject to the terms of the Escrow Agreement. Mr. Yea is deemed to have beneficial ownership of these shares by virtue of his ownership position in Chelsea Capital Corporation.

  (4) Includes options to purchase 27,500 common shares and warrants to purchase 120,000 common shares which are exercisable within 60 days from the date of this Proxy Statement.

  (5)     Includes options to purchase 10,000 common shares which are
     exerciseable within 60 days from the date of this Proxy Statement.   In
     addition, Chelsea Capital Corporation is the holder of 375,000 shares which were issued prior to the Acquisition but which are held in escrow subject to the terms of the Escrow Agreement.

  (6) Includes options to purchase 314,000 common shares which are exerciseable within 60 days from the date of this Proxy Statement.

MANAGEMENT
                                    Directors

     The Company's Articles of Incorporation and Bylaws, as amended, provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Bylaws, as amended, the number of directors is fixed from time to time by the Board of Directors, which number may not be less than three nor more than seven, and directors serve in office until the next annual meeting of Shareholders or until their successors have been elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:

 Name                     Age                    Position

Yehoram Uziel               45                    President, CEO, CFO, Director,
and Chairman of the Board of                                Directors

Dr. Mark W. Dowley          62                    Director

Patrick J. Lavelle          57                    Director

Darryl J. Yea               37                    Director


     Yehoram Uziel has served as President and Director of the Company since April 1993. Mr. Uziel has served as Chief Executive Officer and Chairman of the Board of the Company since May, 1993, and Chief Financial Officer since May 1996. Mr. Uziel has also served as President and Chief Executive Officer of Soligen from October 1991 to present and Director, President and Chief Executive Officer of Atop, Inc. ("Altop"), a wholly-owned subsidiary of the Company from June 1994 to present.. From January, 1989 to January, 1992, he was Vice President of Engineering at 3D Systems, Inc., a rapid prototyping manufacturer based in Valencia, California. Prior to 1989, Mr. Uziel was Director of New Business Development of Optrotech, Inc., a manufacturer of inspection equipment for the printed circuit board industry which is based in Israel. From December, 1990 to December, 1993 Mr. Uziel was Chairman of the Board of Conceptland Ltd., a rapid prototyping service bureau based in Israel. Mr. Uziel received a B.Sc. degree in Mechanical Engineering from the Technion Institute of Technology in Israel.

     Dr. Mark W. Dowley has served as Director of the Company since July 1993. Dr. Dowley has served as President and Chairman of Liconix, Inc., a manufacturer of helium-cadmium lasers based in Santa Clara, California, since 1972. He has served as a Director of LEOMA (Lasers & Electro Optical Manufacturers Association) for four years and has served as a member of the Executive Committee of the Silicon Valley Council of the American Electronics Association. Dr. Dowley has served as a Director of Sports Software, a manufacturer of tennis analysis systems, since 1985.

     Patrick J. Lavelle has served as Director of the Company since September 1994. Mr. Lavelle has beenis the Chairman of the Federal Business Development Bank ofin Toronto, Ontario, Canada fromCanada 1994 to the present. Mr. Lavelle has been the Chairman and Chief Executive Officer of Patrick J. Lavelle and Associates, a management firm, from 1991 to the present. From 1991 to 1994, Mr. Lavelle was Chairman of the Canadian Council for Aboriginal Business., as well as his own management firm. Mr. Lavelle is a director of several Canadian companies, including Slater Industries, Meridian Technologies, Inc., and Pallet Pallet Inc. Previously, Mr. Lavelle was Vice President, Corporate Development at Magna International, Inc., a leading automotive parts manufacturer, where he oversaw business relations with Japanese and other Pacific Rim auto producers. Mr. Lavelle also served as President of the Automotive Parts Manufacturers' Association of Canada. Previously, he held the position of Deputy Minister of Industry, Trade and Technology for the Province of Ontario and was simultaneously Secretary of the Premier's Council and an Advisor to the Planning and Priorities Board of Cabinet. Mr. Lavelle also served as Agent General for the Government of Ontario in Paris, France.

     Darryl J. Yea has served as Director since November 1992 and was formerly interim President of the Company (from November 1992 to April 1993). Mr. Yea has served as President and Director of C. M. Oliver Capital Corporation, an investment banking and management consulting firm based in Vancouver, British Columbia, Canada, from 1986 to present. Mr. Yea has also been a Director of PlanVest Capital Corporation and a Director of C. M. Oliver & Company Limited, a Vancouver-based brokerage firm, since 1992. Mr. Yea is also a Director and former President of DataWave Word Vending Inc. in Vancouver. Mr. Yea is a member of the Real Estate Institute of British Columbia and the Institute of Certified Management Consultants of British Columbia. Mr. Yea received a B.Comm. degree in both Urban Land Economics and Finance from the University of British Columbia in Canada.

                Committees of the Board of Directors and Meetings

     During the fiscal year ended March 31, 1996, the Board of Directors held eleven (11)five (5)regular meetings, four (4)special meetings and took action
pursuant to three (3) unanimous written consents.   Rules adopted under the
Securities Exchange Act of 1934 require the Company to disclose in this proxy statement whether any director attended fewer than 75% of the total number of meetings of the Board of Directors or of committees of the Board of Directors on which he served during the fiscal year ending March 31, 1996. During the fiscal year ending March 31, 1996, each of the directors other than Patrick J. Lavelle attended more than 75% of the meetings of the Board of Directors or committees of the Board of Directors on which he served.Neither Yehoram Uziel, Dr. Mark W. Dowley, Patrick J. Lavelle, nor Darryl J. Yea attended fewer than 75 percent of the total number of meetings of the Board of Directors or of committees of the Board of Directors on which he served during the fiscal year ended March 31, 1996

     The Audit Committee, which did not meet formally in the fiscal year ended March 31, 1996, has three members, Darryl J. Yea, Dr. Mark W. Dowley and Yehoram Uziel. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit, and the Company's accounting policies and financial reporting.

     The Administrative Committee , which did not meet formally in the fiscal year ended March 31, 1996, has two members, Dr. Mark W. Dowley and Darryl J. Yea. The Administrative Committee was established to administer the Company's 1993 Stock Option Plan on behalf of the Board of Directors in accordance with the terms thereofsuch Plan.

     The Board of Directors does not have nominating or compensationhave any other standing committees.

                            Compensation of Directors

     Pursuant to the Company's 1993 Stock Option Plan (the "Plan"), on October 1, 1993, Dr. Mark Dowley was granted a nonstatutory stock option to purchase 25,000 shares of the Company's Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $2.20, vests over four years beginning October 1, 1994 and expires October 1, 2003. On April 15, 1993, Mr. Darryl J. Yea was granted a nonstatutory stock option to purchase 170,000 shares of the Company's Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $1.00, vests over four years beginning April 15, 1994 and expires April 15, 2003. Other than options granted under the Plan, the Directors receive no compensation for serving as Directors of the Company. Expenses incurred in attending the Board of Directors meetings are reimbursed by the Company.
                               Executive Officers

     The names of, and certain information regarding, the executive officers of the Company who are not also directors are set forth below. Officers of the Company are elected by the Directors of the Company at the annual meeting of the Board of Directors to hold office until their successors are elected and qualified.

     Name                     Age                      Position

Charles W. Lewis              45           Vice President, Soligen, Inc.

Amir Gnessin                  37           Vice President of Engineering
                                                 for Soligen, Inc.

Robert E. Kassel              69            Chief Administrative Officer


      Walter J. Schulte was appointed Vice President of Finance in August 1994 and Chief Financial Officer in October 1994. On May 21, 1996 Mr. Schulte resigned his position with the Company as Chief Financial Officer and Vice President of Finance. Mr. Schulte continues to serve as an Agent in the role of Chief Accounting Officer, until a successor is named. From 1991 to 1994, Mr. Schulte was Senior Vice President, Finance and Administration, for Gore Graphics, a commercial printing company based in Los Angeles, California. From 1990 to 1991, he was Vice President, Finance and Administration, for Fairchild Controls. From 1989 to 1990, Mr. Schulte was Vice President of Finance for the Marquardt Company. From 1978 to 1989, he was in financial management at Hughes Aircraft Company. Mr. Schulte received a B.A. degree in Speech-Economics from California Western University and an M.B.A. degree from Rutgers University. Mr. Schulte received his Certified Public Accountant (C.P.A.) license in 1972 while working with the public accounting firm, Arthur Young & Co.

     Charles W. Lewis served as Vice President of Operations of the Company from July 1993 to July 1995. Mr. Lewis has served as Vice President for Soligen from 1992 to present and as Vice President of Altop from January 1995 to the present.. Mr. Lewis also served as Secretary of the Company from 1992 to 1993. From 1991 to 1992, he was Director of Engineering for BHK Inc., a manufacturer of scientific arc lamps which is based in Pomona, California. From 1986 to 1991, Mr. Lewis was Program Manager for 3D Systems, Inc., a rapid prototyping firm based in Valencia, California. Mr. Lewis received a B.A. in Physics from the University of California in San Diego.


     Amir Gnessin has served as Vice President of Engineering of Soligen from April 1994 to present. Mr. Gnessin had joined the Company in August 1992 as a Senior Mechanical Engineer and was promoted to Mechanical Team Leader in February 1993. From 1989 to 1992, Mr. Gnessin worked as a design engineer and manager at Optrotech, Inc., a manufacturer of inspection equipment for the printed circuit board industry which is based in Israel. Mr. Gnessin received a B.S. in Mechanical Engineering from the Technion Institute of Technology in Israel. Mr. Gnessin is an Israeli citizen and holds a green card.


Robert Kassel was appointed ChiefCorporate Administrative Officer in MayApril 1996. From 1993 to 1996, Mr. Kassel worked as an independent consultant.
During 1994, Mr. Kassel also served as Manufacturing Manager for G & H Technologies. Mr. Kassel served as Operations Officer for Ceradyne, a manufacturer of advanced technical products from 1989 to 1993. From 1979 to 1988, Mr. Kassel worked as Division General Manager for S.F.E. Technologies, which manufactures mMulti-layer capacitors and EMI-RFI filters for telecommunications, computers and industrial controls. Mr. Kassel was the Division Vice-President for William House Regency, a manufacturer of paper products, from 1972 to 1979.

EXECUTIVE COMPENSATION

                    Compensation of Named Executive Officers
     The following table provides certain summary information concerning compensation awarded to, earned by or paid to Yehoram Uziel for the fiscal years ended March 31, 1994 March 31, 1995 and March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
Name and principal position            Year           Salary ($)

Yehoram Uziel, President, CEO,    Fiscal year ended
CFO, Director and Chairman of         3/31/94          $  87,607
the Board of the Company;        Fiscal year ended
President and CEO of Soligen,       3/31/95             $100,832
Inc.; and CEO of Altop, Inc.     Fiscal year ended     $  99,320
                                      3/31/96


     No other Director or named executive officer received compensation in excess of $100,000 in the fiscal year ended March 31, 1996. No Director or named executive officer received a bonus in the fiscal year ended March 31, 1996.

     No options or stock appreciation rights were granted to or exercised by named executiveDirectors or officers of the Company or of Soligen during the fiscal year ended March 31, 1996. No options or stock appreciation rights were granted to or exercised by the Chief Executive Officer of the Company during the fiscal year ended March 31, 1996.

     The Company had no long-term incentive plan for the fiscal year ended March 31, 1996. The Company hasand its subsidiary Soligen have no employment contracts, no termination of employment agreements, and no change of control agreements with any of their Directors or named executive officers.

                            Compensation of Directors

     Pursuant to the Company's 1993 Stock Option Plan as amended (the "Plan"), on October 1, 1993, Dr. Mark Dowley was granted a nonstatutory stock option to purchase 25,000 shares of Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $2.20, vests over four years beginning October 1, 1994 and expires October 1, 2003. On February 22, 1996, Dr. Dowley was granted an additional nonstatutory stock option to purchase 50,000 shares of Common Stock to compensate him for his duties as Director; this option is exerciseable at $0.75. On April 15, 1993, Mr. Darryl J. Yea was granted a nonstatutory stock option to purchase 170,000 shares of Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $1.00, vests over four years beginning April 15, 1994 and expires April 15, 2003. On February 22, 1996, Patrick J. Lavelle was granted a nonstatutory stock option to purchase 50,000 shares of Common Stock to compensate him for his duties as Director; this option is exerciseable at $0.75. Other than options granted under the Plan, the Directors receive no compensation for serving as Directors of the Company. Expenses incurred in attending the Board of Directors meetings are reimbursed by the Company.

1993 Stock Option Plan Summary

     Background. On February 17, 1993, the Board of Directors adopted the 1993 Stock Option Plan (the "Plan"). The Plan was subsequently amended by the Board of Directors on March 26, 1993, and as amended, was approved by the Company's Shareholders on February 16, 1994. The Board of Directors approved an additional amendment to the Plan on October 19, 1994, which was subsequently approved by the Company's Shareholders on July 21, 1995. This amendment increased the aggregate number of shares of the Company's Common Stock which may be issued under the Plan from two million (2,000,000) shares to three million five hundred thousand (3,500,00) shares. The Plan provides for the grant of incentive stock options to selected officers and other employees of the Company or Soligen and non-qualified stock options to selected employees, officers, Directors and consultants of the Company or Soligen to purchase shares of the Company's Common Stock.


     As of March 31, 1996, the persons eligible to participate in the Plan included five named executive officers, three directors, two consultants, seven advisors and thirty-two employees of the company. On March 15, 1993, options to purchase one million five hundred thousand (1,500,000) shares were granted at a price of Cdn. $1.00. On October 1, 1993, options to purchase an additional one hundred eighty two thousand five hundred (182,500) shares were granted at a price of Cdn. $2.20. On February 22, 1996, options to purchase two million forty-nine thousand five hundred (2,049,500) shares were granted at a price of U.S. $0.75. As of March 31, 1996, options to purchase 3,372,000 shares of Common Stock were outstanding at a weighted average exercise price of approximately U.S.. $0.80 per share, 10,000 shares of Common Stock had been issued upon exercise of options and 128,000 shares of Common Stock were available for future grants under the Plan.

     Administration. In compliance with amended Rule 16b-3, adopted by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, the Plan is administered by either the Company's Board of Directors, provided all of the members of the Board are Disinterested Persons, as such term is defined under the Plan, or by a committee of two or more Directors, each of whom is a Disinterested Person. The term "Disinterested Person" is defined under the Plan to mean a Director who has not, during the one-year period prior to serving as an administrator of the Plan, been granted or awarded any options pursuant to the Plan. The Board of Directors or the committee, if appointed, is referred to in the Plan as the "Administrative Committee." The Administrative Committee has full authority to administer the Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the Plan. Currently, an Administrative Committee consisting of outside Directors Dr. Mark W. Dowley and Darryl J. Yea, both Disinterested Persons, are administering the Plan.


     Minimum Option Price. The exercise price for options under the Plan shall be determined by the Administrative Committee; provided, however, that the exercise price of incentive stock options under the Plan must equal or exceed the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock), and the exercise price of nonqualified options must equal or exceed the lesser of (i.) the book value per share of Common Stock as of the end of the year immediately preceding the date of grant or (ii.) 50% of the fair market value of Common Stock on the date of grant. As defined in the Plan, "fair market value" shall mean the last reported sales price of the Common Stock on the American Stock Exchange on the last business day prior to the date of grant.

     Vesting of Options. All options granted pursuant to the Plan vest over four years on the anniversary of the date of grant. At the discretion of the Board of Directors, they may vest in any vesting schedule so long as options vest at a rate of at least twenty percent (20%) per year.

     Duration of Options.     Subject to earlier termination as a result of the
dissolution or liquidation of the Company or a material change in the capital structure of the Company, or as a result of termination of employment, death or disability, each option granted under the Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i.) ten years from the date of grant in the case of incentive stock options generally, and (ii.) five years from the date of grant in the case of incentive stock options granted to an employee who holds 10% or more of the voting power of all Common Stock.

     Means of Exercising Options. An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefore, either (i.) in cash or by certified check, (ii.) at the discretion of the Administrative Committee, through delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, (iii.) at the discretion of the Administrative Committee, by delivery of the optionee's personal recourse note in the amount of the cash exercise price of the option, or (iv.) at the discretion of the Administrative Committee, by any combination of (i.), (ii.), and (iii.) above.

     Term and Amendment of the Plan. The Plan will expire pursuant to its terms on February 16, 2003. The Board of Directors may terminate or amend the plan at any time; provided, however, that the following actions will not become effective without Shareholder approval obtained within 12 months before or after the Board adopts a resolution authorizing such action:

     (a) increasing the total number of shares that may be issued under the Plan (except by adjustment under the Plan);

     (b) materially modifying the requirements of the Plan regarding eligibility for participation in the Plan;

     (c) materially increasing the benefits accruing to participants under the Plan; and

     (d) making any change in the terms of the Plan that would cause the incentive stock options granted under the Plan to lose their qualification as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

     Assignability. No option granted under the Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

     Federal Tax Effects of ISOs. The Company intends that each incentive stock option ("ISO") granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). An optionee acquiring stock pursuant to an incentive stock option receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition, and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO is considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

     Federal Tax Effects of Non-ISOs. If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year. Although an optionee will generally realize ordinary income at the time the non-qualifying stock option is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and no "Section 83 Election" has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

     The foregoing summary of federal income tax consequences of stock options does not purport to be complete, not does it discuss the provisions of the income tax laws of any state of foreign country in which the optionee might reside.

Related Party Transactions


     Darryl J. Yea, a Director of the Company and formerly its interim President, is also a director of C. M. Oliver Capital Corporation ("CMO Capital") and C. M. Oliver & Company Limited ("CMO").

     By an agreement between the Company and CMO Capital (then named Western Venture Development Corporation) dated February 17, 1993 (referred to herein as the "Finder's Fee Agreement"), CMO Capital provided services to the Company in connection with finding, negotiating and structuring the acquisition of Soligen by the Company. For these services CMO Capital has received 150,000 shares of the Company's common stock.

     By an agreement between the Company and CMO dated July 1, 1993 (referred to herein as the "Fiscal Agency Agreement"), CMO provided services to the Company in connection with structuring and negotiating private placements and stock offerings to raise capital for the Company. For these services CMO has received 150,000 shares of the Company's common stock.

     CMO Capital, CMO and others (the "Selling Group") also received compensation from the Company in the form of commissions paid on financing for which CMO Capital acted as agent in organizing and managing the Selling Group. As of March 31, 1993 the Selling Group had received commissions in the amount of $154,350 Cdn. For the three months ended June 30, 1993 the Selling Group received an additional $109,380 Cdn. in commissions.

     Darryl J. Yea also owns 50% of the capital stock of Chelsea Capital Corporation ("Chelsea"), a private British Columbia corporation. Chelsea acquired 375,000 escrow shares of the Company from former shareholders at a price of $0.04 Cdn. per share and subscribed for an additional 30,000 shares at $0.40 Cdn. per share on a private placement. Chelsea is the direct owner of 375,000 escrow shares and 180,200 common shares of the Company, certain common shares of which were acquired from CMO Capital and CMO.

     Patrick N. Grant, the Company's former Secretary, received $10,438 from the Company for services rendered during the fiscal year ended March 31, 1996.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. The Company's directors and executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. T

     Except as provided in the following sentence, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ending March 31, 1996, the Company's directors, executive officers, and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.


Independent Public Accountants


     On December 12, 1994, the Company engaged Arthur Andersen LLP as the Company's principal independent accountant, effective immediately. The decision to engage Arthur Andersen was approved by the Company's Board of Directors and the Audit Committee of the Company's Board of Directors on December 12, 1994. The Shareholders are being asked to ratify the selection of Arthur Andersen LLP as the Company's principal independent accountant for the fiscal year ending March 31, 1997. See "Proposal No. 2: SELECTION OF AUDITORS" above.


SHAREHOLDER PROPOSALS

     Proposals by Shareholders intended to be presented at the Company's 1997 Aannual Mmeeting of Shareholders must be received by the Company at its principal executive office, to the attention of Sheri A. Conaway, Manager, Financial Planning and Reporting, no later than February 16, 1997 in order to be included in the Company's 1997 Proxy Statement and Proxy Card.


TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for action at the Meeting. If any other business requiring a vote of the Shareholders should come before the meeting, the persons named as proxies in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

     Please return your Proxy Cardproxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your Proxy Cardproxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 1996. WRITTEN REQUESTS SHOULD BE
MAILED TO THE SECRETARY, SOLIGEN TECHNOLOGIES, INC., 19408 LONDELIUS STREET, NORTHRIDGE, CALIFORNIA 91324.






                         By order of the Board of Directors:



                         /s/Yehoram Uziel


                         Yehoram Uziel
                         President, CEO, CFO, Director and Chairman of the Board
Dated: June 16, 1996

<PAGE
                                                Please mark
                                                 your votes
               ______________           /X/        as shown
               COMMON SHARES

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and a vote FOR Proposal 2.

                                             FOR  WITHHELD
Proposal 1 - Election of Directors:
                         Yehoram Uziel       / /  / /
                         Dr. Mark W. Dowley  / /  / /
                         Patrick J. Lavelle  / /  / /
                         Darryl J. Yea       / /  / /
                                                       FOR  AGAINST  ABSTENTION
Proposal 2 - To ratify the selection of Arthur
Andersen LLP as the Company's independent auditors
for the fiscal year ending March 31, 1997.             / /       / /       / /





UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE OR INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING, THE PROXY HOLDERS SHALL VOTE IN SUCH MANNER AS THEY DETERMINE TO BE IN THE BEST INTEREST OF THE COMPANY. MANAGEMENT IS NOT PRESENTLY AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

I PLAN TO ATTEND THE MEETING       / /

COMMENTS/ADDRESS CHANGE       / /
Please mark this box if you have written comments or address changes on the reverse side .

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.  IF NO SPECIFIC
DIRECTION
IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


Signatures(s)_________________________________________________________
Dated___________________________________________

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise, either by written notice delivered to the Company's Secretary at the Company's offices at 19408 Londelius Street, Northridge, CA 91324, prior to the Annual Meeting, or by oral notice given by the Shareholder to the presiding officer during the meeting. The power of the proxy holders shall also shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

                                   SOLIGEN TECHNOLOGIES, INC.

                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 29, 1996

               The undersigned hereby names, constitutes and appoints Yehoram Uziel and Charles W. Lewis, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Soligen Technologies, Inc. to be held at 11:00 A.M. Pacific Daylight Savings Time on Monday, July 29, 1996, and at any adjournment thereof, and to vote all shares of Common Stock held of record in my name on June 12, 1996, with all the powers that I would possess if I were personally present.

     P
     R
     O
     X
     Y


COMMENTS/ ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE









            (Continued and to be signed on other side)